Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.87 for the Fiscal Quarter Ended March 31, 2012

OMAHA, Neb.--(BUSINESS WIRE)--April 19, 2012--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.87 on net income available to common stockholders of $1.4 million for the fiscal quarter ended March 31, 2012.

“We are diligently working on all aspects of our strategic plan. Business conditions in both of our segments are highly competitive. Further, the elevated price of gasoline creates a challenging climate for us and our customers. We believe AMCON’s customer centric business approach serves as a point of differentiation and helps enhance our position as a leader in convenience distribution,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “We are also continuously reviewing and developing potential acquisitions in both our business segments. We are pleased with the results of our new branch in Crossville, Tennessee and look forward to building our business in the strategically important Mid-South region,” noted Mr. Atayan.

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $265.7 million and operating income before depreciation and amortization of $3.5 million for the second fiscal quarter of 2012. The retail health food segment reported revenues of $10.1 million and operating income before depreciation and amortization of $1.2 million for the same period.

“Our annual companywide trade show was very well attended and provides important momentum for AMCON as we enter our peak summer selling season,” said Kathleen Evans, President of AMCON’s wholesale distribution segment. “We continue to focus on developing dynamic programs to increase our customers’ profitably and facilitate their growth,” noted Ms. Evans.

“We have entered an active phase of new store development. The overall market for natural products and supplements continues to expand. We continue to experience high levels of market competition. However, we believe our business approach which emphasizes high levels of customer support and education is in demand. This provides us the confidence to carefully consider expansion plans,” said Eric Hinkefent, President of AMCON’s retail health food segment.

“We repurchased 17,000 shares of our common stock in a private transaction during the second fiscal quarter pursuant to our previously announced share repurchase plan. We continue to maintain high levels of balance sheet liquidity to take advantage of merchant and corporate opportunities when they are available. Our healthy balance sheet enables us to develop tools to drive profitability for our customers. At March 31, 2012, stockholders’ equity was $44.2 million and consolidated debt was $26.2 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We continue to make significant personnel and capital investments in information technology, for both internal and customer use, and will continue to do so for the foreseeable future,” added Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2012 and September 30, 2011

	March	September
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash	$851,114	$1,389,665
Accounts receivable, less allowance for doubtful accounts of $1.3 million and $1.2 million at March 2012 and September 2011, respectively	31,985,614	32,963,693
Inventories, net	34,794,458	38,447,982
Deferred income taxes	1,603,345	1,707,889
Prepaid and other current assets	7,382,190	6,073,536
Total current assets	76,616,721	80,582,765

Property and equipment, net	13,361,627	13,713,238
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,368,476	5,550,978
Other assets	1,287,249	1,238,825
	$102,983,900	$107,435,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,371,894	$18,439,446
Accrued expenses	5,951,438	7,153,672
Accrued wages, salaries and bonuses	1,867,615	2,460,558
Income taxes payable	831,785	2,100,180
Current maturities of long-term debt	1,917,753	1,384,625
Total current liabilities	26,940,485	31,538,481

Credit facility	19,306,967	20,771,613
Deferred income taxes	3,092,683	2,743,238
Long-term debt, less current maturities	4,928,627	6,194,195
Other long-term liabilities	425,490	429,513
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of 2.5 million at both March 2012 and September 2011	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 62,000 shares outstanding and a total liquidation preference of $1.6 million at March 2012 and September 2011	1,550,000	1,550,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 162,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 608,271 shares outstanding at March 2012 and 609,320 shares outstanding at September 2011	6,252	6,093
Additional paid-in capital	10,900,041	9,981,055
Retained earnings	34,251,355	31,721,445
Treasury stock, 17,000 shares at cost	(918,000)	—
Total shareholders’ equity	44,239,648	41,708,593
	$102,983,900	$107,435,633

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2012 and 2011

	For the three months		For the six months
	ended March		ended March
	2012	2011	2012	2011
Sales (including excise taxes of $86.1 million and $70.8 million, and $176.6 million and $152.1 million, respectively)	$275,829,266	$216,603,039	$559,392,316	$461,560,200
Cost of sales	256,612,867	200,233,927	521,538,240	427,583,366
Gross profit	19,216,399	16,369,112	37,854,076	33,976,834

Selling, general and administrative expenses	15,901,755	12,909,642	31,251,757	26,597,013
Depreciation and amortization	613,927	507,133	1,227,421	1,004,716
	16,515,682	13,416,775	32,479,178	27,601,729
Operating income	2,700,717	2,952,337	5,374,898	6,375,105

Other expense (income):
Interest expense	319,841	263,872	743,951	648,455
Other (income), net	(93,874)	(45,211)	(245,138)	(68,092)
	225,967	218,661	498,813	580,363
Income from operations before income tax	2,474,750	2,733,676	4,876,085	5,794,742
Income tax expense	1,010,000	1,149,000	1,973,000	2,378,000
Net income	1,464,750	1,584,676	2,903,085	3,416,742
Preferred stock dividend requirements	(66,906)	(73,239)	(134,547)	(148,106)
Net income available to common shareholders	$1,397,844	$1,511,437	$2,768,538	$3,268,636

Basic earnings per share available to common shareholders:	$2.26	$2.56	$4.47	$5.60
Diluted earnings per share available to common shareholders:	$1.87	$2.05	$3.70	$4.47

Basic weighted average shares outstanding	619,480	589,454	619,705	583,986
Diluted weighted average shares outstanding	784,429	771,738	785,281	765,067

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,903,085	$3,416,742
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,035,231	845,120
Amortization	192,190	159,596
Gain on sale of property and equipment	(22,216)	(8,722)
Equity-based compensation	674,180	1,514,567
Net excess tax benefit on equity-based awards	—	(125,904)
Deferred income taxes	453,989	456,871
Provision (recoveries) for losses on doubtful accounts	164,757	(843,000)
Provision for losses on inventory obsolescence	7,827	26,538
Other	(4,023)	(4,022)

Changes in assets and liabilities:
Accounts receivable	813,322	3,945,809
Inventories	3,645,697	1,039,737
Prepaid and other current assets	(1,308,654)	(1,141,257)
Other assets	(48,424)	(108,564)
Accounts payable	(2,062,052)	(319,457)
Accrued expenses and accrued wages, salaries and bonuses	(1,509,628)	(1,625,822)
Income tax payable	(1,268,395)	(1,708,879)
Net cash flows from operating activities	3,666,886	5,519,353

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(707,724)	(957,254)
Proceeds from sales of property and equipment	40,820	27,475
Net cash flows from investing activities	(666,904)	(929,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on bank credit agreements	(1,464,646)	(3,836,212)
Principal payments on long-term debt	(732,440)	(471,968)
Repurchase of common stock	(918,000)	—
Net excess tax benefit on equity-based awards	—	125,904
Dividends paid on convertible preferred stock	(134,547)	(148,106)
Dividends on common stock	(238,628)	(216,945)
Proceeds from exercise of stock options	1,180	—
Withholdings on the exercise of equity-based awards	(51,452)	—
Net cash flows from financing activities	(3,538,533)	(4,547,327)
Net change in cash	(538,551)	42,247
Cash, beginning of period	1,389,665	356,735
Cash, end of period	$851,114	$398,982

	2012	2011
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$770,110	$668,389
Cash paid during the period for income taxes	2,787,407	3,630,007

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	5,185	8,953
Issuance of common stock in connection with the vesting and exercise of equity-based awards	950,562	—

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727